EXHIBIT 23.1



                                                             [GRAPHIC OMITTED]
                                                                  MORGAN
                                                                & COMPANY
                                                           CHARTERED ACCOUNTANTS


                          INDEPENDENT AUDITORS' CONSENT



We consent to the use, in the Registration Statement of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.), on Form S-8 relating to the registration of up to 4,500,000,000 common shares which may be issued pursuant to the Employee Stock Incentive Plan for the Year 2004 No. 6, and of 500,000,000 common shares which may be issued pursuant to the Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 3 for Livestar Entertainment Group, Inc., of our Auditors' Report, dated April 7, 2004, on the consolidated balance sheets of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) as at December 31, 2003 and 2002, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' deficiency for the years ended December 31, 2003 and 2002, and for the period from inception, October 12, 2000, to December 31, 2003.



Vancouver, Canada                                             "Morgan & Company"

October 21, 2004                                           Chartered Accountants



[GRAPHIC  OMITTED]




Tel: (640) 687-5841       [GRAPHIC OMITTED]        P.O. BOX 10007 Pacific Centre
Fax: (604) 687-0075           MEMBER OF       Suite 1488-700 West Georgia Street
www.morgan-cas.com               ACPA                     Vancouver, B.C. V7Y1A1
                            INTERNATIONAL


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